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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  ORBITZ, INC.,
                             a Delaware corporation

     Orbitz, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), hereby certifies as follows:

     1. That this corporation was originally incorporated on May 4, 2000 under the name DUNC, Inc.

     2. That this corporation's Certificate of Incorporation was amended July 17, 2000 and June 19, 2001 pursuant to the General Corporation Law.

     3. Pursuant to Section 251 of the General Corporation Law, on April 10, 2002, Orbitz, Inc. merged with CANDU, Inc., with Orbitz, Inc. being the surviving corporation.

     4. Pursuant to the Agreement and Plan of Merger, dated April 10, 2002, by and between Orbitz, Inc. and CANDU, Inc. (the "MERGER AGREEMENT"), (i) Orbitz, Inc. amended its Certificate of Incorporation and effected an increase in authorized shares under such Certificate of Incorporation;
          (ii) the outstanding shares of Series A Preferred Stock of Orbitz, Inc. were cancelled, and each outstanding share of Common Stock of Orbitz, Inc. was converted into the right to receive one share of Class C Common Stock of Orbitz, Inc.; and (iii) shares of Class B Common Stock of CANDU, Inc. were converted, as more specifically provided in the Merger Agreement, into shares of a similar series of Class B Common Stock of Orbitz, Inc.

     5. That this corporation's Certificate of Incorporation was amended November 25, 2003 pursuant to the General Corporation Law.

     6. That this corporation's Certificate of Incorporation was amended ________, 2003 pursuant to the General Corporation Law.

     7. Pursuant to Sections 242 and 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

     8. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

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                                   "ARTICLE I

                                      NAME

     The name of this corporation is Orbitz, Inc. (hereinafter, the "CORPORATION").

                                   ARTICLE II

                                REGISTERED OFFICE

     The address of the registered office of this Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19081. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                CORPORATE PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     Section 4.1  CAPITALIZATION.

          (a) AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 310,000,000 shares, of which (i) 275,000,000 shares, of a par value of $0.001 per share, shall be designated as classes of Common Stock (the "COMMON STOCK") as set forth herein, and (ii) 35,000,000 shares, of a par value of $0.001 per share, shall be designated Preferred Stock (the "PREFERRED STOCK").

          (b)     COMMON STOCK.

                  (i) The Common Stock shall consist of the following two classes: (A) 175,000,000 shares, of a par value of $0.001 per share, shall be designated Class A Common Stock (the "CLASS A COMMON STOCK") and (B) 100,000,000 shares, of a par value of $0.001 per share, shall be designated Class B Common Stock (the "CLASS B COMMON STOCK"). Subject to any separate approvals provided for in this Amended and Restated Certificate of Incorporation (this "CERTIFICATE"), the Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Class B Common Stock, for series of Class B Common Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the Voting Powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Subject to any separate approvals required in this Certificate, the powers, preferences and relative, participating, optional and other special rights of each

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     series of Class B Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  (ii) Initially, the Class B Common Stock shall consist of the following five series: (A) 20,000,000 shares, of a par value of $0.001 per share, designated Series B-AA Common Stock (the "SERIES B-AA COMMON STOCK"), (B) 20,000,000 shares, of a par value of $0.001 per share, designated Series B-CO Common Stock (the "SERIES B-CO COMMON STOCK"), (C) 20,000,000 shares, of a par value of $0.001 per share, designated Series B-DL Common Stock (the "SERIES B-DL COMMON STOCK"), (D) 20,000,000 shares, of a par value of $0.001 per share, designated Series B-NW Common Stock (the "SERIES B-NW COMMON STOCK"), and (E) 20,000,000 shares, of a par value of $0.001 per share, designated Series B-UA Common Stock (the "SERIES B-UA COMMON STOCK"). For purposes of this Certificate, the Class A Common Stock, Class B Common Stock and any other additional classes or series of Common Stock designated hereafter shall be deemed to be Common Stock.

          (c) PREFERRED STOCK. Initially, the Preferred Stock shall consist of the following series: ____________ shares, of a par value of $0.001 per share, shall be designated Series A Non-Voting Preferred Stock (the "SERIES A PREFERRED STOCK"), which shall have the preferences and rights set forth in the Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock (Par Value $0.001 Per Share) of Orbitz, Inc., a copy of which is attached as EXHIBIT A hereto and incorporated herein by reference. Subject to any separate approvals required in this Certificate, the Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the Voting Powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Subject to any separate approvals required in this Certificate, including, without limitation, the approvals set forth in Section 4.3 hereof, the powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     Section 4.2 NUMBER OF AUTHORIZED SHARES. Subject to any additional or separate approval expressly provided in this Certificate, including, without limitation, the approvals set forth in Section 4.3 hereof, or required by law, the number of authorized shares of any class or series of capital stock of the Corporation may be increased or decreased by the affirmative vote of a majority of the members of the entire Board of Directors (without regard to vacancies); PROVIDED, that (i) the number of authorized shares of Class A Common Stock may not be decreased below (A) the number of shares thereof then outstanding plus
(B) the number of shares of Class A Common Stock issuable upon conversion of Class B Common Stock, plus (C) the number of shares of Class A Common Stock issuable upon exercise of outstanding options; (ii) the number of authorized shares of Class B Common Stock or that of any series thereof may not be decreased below the number of shares thereof then outstanding and (iii) the number of

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authorized shares of Preferred Stock may not be decreased below the number of shares thereof then outstanding.

     Section 4.3  APPROVALS REQUIRED FOR SECURITIES ISSUANCES.

          (a) In addition to any other vote required by the Amended and Restated Bylaws of the Corporation (the "BYLAWS") or by law or any approval required by Sections 4.3(b) and 8.2(b) hereof, the approval of two-thirds of the entire Board of Directors (without regard to vacancies) shall be required for the Corporation or any of its Controlled Affiliates to issue any Securities.

          (b) So long as any series of Class B Common Stock has its Voting Power determined in accordance with Section 5.1(c) hereof and subject to any approval required by Section 8.2(b) hereof, the Corporation and any of its Controlled Affiliates shall not, without (i) the approval of the holders of three-fourths of the Class B Common Stock then outstanding the Voting Power of which is determined in accordance with Section 5.1(c) hereof and (ii) the approval of two-thirds of the entire Board of Directors (without regard to vacancies), issue any Securities other than Qualified Securities.

          For purposes of this Certificate: (x) "QUALIFIED SECURITIES" shall mean (i) Common Stock which entitles the holder thereof to no more than one vote per share on any matter presented to the stockholders, (ii) Qualified Preferred Stock which entitles the holder thereof to no more than one vote per share on any matter presented to the stockholders, (iii) Qualified Preferred Stock which is convertible into or exchangeable for Common Stock which entitles the holder thereof to no more than one vote per share (on an as-converted or as-exchanged basis) on any matter presented to the stockholders, (iv) a debt instrument or debt instruments which are convertible into or exchangeable for Common Stock or Qualified Preferred Stock described in (i) through (iii) above or (v) an option, warrant or other right to acquire a Security described in (i) through (iv) above, and (y) "QUALIFIED PREFERRED STOCK" shall mean any series of Preferred Stock, PROVIDED such series votes together with the Common Stock as a single class on all matters submitted for approval to the holders of such series of Preferred Stock other than (i) a class or series vote on any proposed amendment that would alter or change the powers, preferences or special rights of such series so as to affect them adversely, (ii) any vote pertaining to an approval afforded such series in respect of the issuance of any series of Preferred Stock with rights PARI PASSU or senior to such series of Preferred Stock, or (iii) any other matters expressly required by law.

                                    ARTICLE V

                      COMMON STOCK VOTING RIGHTS AND POWERS

     Section 5.1 COMMON STOCK VOTING RIGHTS. In addition to those voting rights afforded such holders pursuant to Article VII hereof, the holders of shares of Common Stock shall have the following voting rights:

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          (a)     Except as otherwise provided in this Certificate or the Bylaws or by applicable law, the holders of shares of Common Stock shall vote together as one class (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as one class with such holders of shares of Preferred Stock) on all matters submitted to a vote of stockholders of the Corporation.

          (b) Each record holder of Class A Common Stock shall be entitled, with respect to each share of Class A Common Stock held by such holder as of the applicable record date, to one (1) vote per share in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise. For the avoidance of doubt, if a holder holds shares of Class A Common Stock and shares of Class B Common Stock, such holder's voting rights with respect to its shares of Class A Common Stock shall be determined pursuant to this Section 5.1(b) and such holder's voting rights with respect to his or her shares of Class B Common Stock shall be determined pursuant to Section 5.1(c) hereof.

          (c)     (i)     Subject to Sections 5.1(c)(ii), 5.1(d) and 5.1(e)
hereof, each record holder of Class B Common Stock shall be entitled, with respect to each share of Class B Common Stock held by such holder as of the applicable record date, to ten (10) votes per share in person or by proxy on all matters submitted to a vote of stockholders of the Corporation on which they are entitled to vote. For purposes of this Certificate, references to "Class B Common Stock having Voting Power determined in accordance with Section 5.1(c)" or similar language shall mean when such shares shall be entitled to ten (10) votes per share hereunder.

                  (ii) Notwithstanding anything set forth in Section 5.1(c)(i) hereof, each record holder of Class B Common Stock shall be entitled, with respect to each share of Class B Common Stock held by such holder as of the applicable record date, to one (1) vote per share in person or by proxy on all matters submitted to a vote of the holders of Class B Common Stock voting separately as a class or voting separately as a series within such class.

          (d) Notwithstanding anything set forth in Section 5.1(c) hereof, upon and perpetually after the earlier of such time (such time being the "TRIGGER DATE") as (i) the holders of Class B Common Stock, together with their Affiliates, cease to have aggregate Deemed Ownership equal to or exceeding twenty percent (20%) of the then Corporate Capitalization or (ii) either (x) by the application of Section 5.1(e) hereof, fewer than two (2) series of Class B Common Stock have Voting Power determined in accordance with Section 5.1(c) hereof or (y) there are not at least two (2) Persons who are not Affiliates who separately possess a majority of the Voting Power of shares of two (2) or more separate series of Class B Common Stock which have their Voting Power determined in accordance with Section 5.1(c) of this Certificate (each event in clauses (i) and (ii), a "TRIGGERING EVENT"), then all holders of Class B Common Stock shall be entitled, with respect to each share of Class B Common Stock held of record by such holders on the applicable record date, to one (1) vote per share in person or by proxy on all matters submitted to a vote of stockholders of the Corporation on which they are entitled to vote.

          (e) Notwithstanding anything set forth in Section 5.1(c) hereof, upon and perpetually after such time as any holder of Class B Common Stock (together with its Affiliates)

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has Deemed Ownership of less than 2,421,360 shares (as adjusted to give effect to any stock split, stock dividend, reclassification, recapitalization or similar event), in the aggregate, of (i) Class B Common Stock and (ii) Class A Common Stock received pursuant to Section 6.1(a) hereof (an "INDIVIDUAL TRIGGERING EVENT"), such holder of Class B Common Stock shall be entitled, with respect to each share of Class B Common Stock held of record by such holder on the applicable record date, to one (1) vote per share in person or by proxy on all matters submitted to a vote of stockholders of the Corporation on which they are entitled to vote.

     Section 5.2  DIVIDENDS AND DISTRIBUTIONS.

          (a) Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; PROVIDED, that, subject to the provisions of this Section 5.2, the Corporation shall not pay dividends or make distributions to any holders of any class or series of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock, regardless of class or series.

          (b) In the case of dividends or other distributions on Common Stock payable in Class A Common Stock or Class B Common Stock including, without limitation, distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, only shares of Series B-AA Common Stock shall be distributed with respect to Series B-AA Common Stock, only shares of Series B-CO Common Stock shall be distributed with respect to Series B-CO Common Stock, only shares of Series B-DL Common Stock shall be distributed with respect to Series B-DL Common Stock, only shares of Series B-NW Common Stock shall be distributed with respect to Series B-NW Common Stock, and only shares of Series B-UA Common Stock shall be distributed with respect to Series B-UA Common Stock. In the case of any such dividend or distribution payable in shares of Class A Common Stock or Class B Common Stock the number of shares of each class and series of Common Stock payable per share of such class or series of Common Stock shall be equal in number.

          (c) The Corporation shall not, except as permitted by Section 5.2(b) or pursuant to dividends payable-in-kind of a Security issued in compliance with Section 4.3 hereof, pay any dividends or other distributions consisting of other Voting Securities of the Corporation or Voting Securities of any of its Controlled Affiliates or pay any dividend or other distribution consisting of Securities convertible into, or exchangeable for, other Voting Securities of the Corporation or Voting Securities of any of its Controlled Affiliates.

     Section 5.3 STOCK SPLITS. The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or similar event) or combine (by reverse stock split, reclassification, recapitalization or similar event) the outstanding shares of one class or series of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

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     Section 5.4  LIQUIDATION RIGHTS. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of any series of Preferred Stock entitled thereto, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of all classes of Common Stock in proportion to the number of shares held by them.

     Section 5.5 OPTIONS, RIGHTS OR WARRANTS. Subject to the other express restrictions contained in this Certificate, including, without limitation,
Section 4.3 hereof, the Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other Securities of the Corporation, options, exchange rights, warrants, convertible rights, and similar rights permitting the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized, such options, exchange rights, warrants, convertible rights and similar rights to have such terms and conditions and to be evidenced by or in such instrument or instruments, as shall be approved by the Board of Directors.

     Section 5.6 MERGERS, CONSOLIDATION, ETC. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction (in each case other than incident to an exchange or a conversion of Common Stock and/or other Securities for Common Stock pursuant to the terms of this Certificate) in which shares of Common Stock are exchanged for or converted into other stock or Securities, or the right to receive cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be entitled to be exchanged (subject to proration upon equitable terms in the event of a merger or consolidation upon prorated terms) for or converted into either (a) the same kind and amount of stock, Securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or converted; PROVIDED, HOWEVER, that if shares of Common Stock are exchanged for or converted into shares of capital stock, such shares received upon such exchange or conversion may differ in a manner similar to the manner in which such classes or series of Common Stock differ under this Certificate, or (b) if holders of any class or series of Common Stock are to receive different kinds (other than as contemplated by the preceding clause (a)) or amounts of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by the Board of Directors, substantially equivalent to the value per share into which or for which each share of any other class or series of Common Stock is exchanged or converted; PROVIDED, HOWEVER, the foregoing clause (b) shall not permit differential consideration of any nature amongst the different series of Class B Common Stock. To the fullest extent permitted by law, any construction, calculation or interpretation made by the Board of Directors in determining the application of the provisions of this Section 5.6 in good faith shall be conclusive and binding on the Corporation and its stockholders.

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                                   ARTICLE VI

                       CONVERSION OF CLASS B COMMON STOCK;
                        TRANSFER OF CLASS B COMMON STOCK

     Section 6.1  CONVERSION OF CLASS B COMMON STOCK.

          (a) VOLUNTARY CONVERSION. Each holder of Class B Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock.

          (b) VOLUNTARY CONVERSION PROCEDURES. At the time of a voluntary conversion pursuant to Section 6.1(a) hereof, the record holder of shares of Class B Common Stock shall deliver at any time during normal business hours to the principal office of the Corporation or at the office of the Corporation's transfer agent (the "TRANSFER AGENT") for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent duly executed by such holder or such holder's authorized attorney and (ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon the conversion are to be issued and including instructions for the delivery thereof. All conversions under Section 6.1(a) hereof may be subject to such additional conditions mutually agreed upon between the Corporation and the holder of Class B Common Stock electing to convert such shares of Class B Common Stock. Conversion shall be deemed to have been effected at the time when delivery is made to the principal office of the Corporation or the office of the Transfer Agent of such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted, and as of such time, each Person named in such written notice as the Person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or the Transfer Agent shall promptly issue and deliver a certificate or certificates representing the number of shares of Class A Common Stock to which such Person is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such Person.

          (c) UNCONVERTED SHARES. In the event of the conversion of less than all the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Section 6.1(b), the Corporation shall execute and deliver to, or upon the written order of, the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of the series of Class B Common Stock not converted.

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          (d)     AUTOMATIC CONVERSION.

                  (i) In the event of any Transfer of any share of Class B Common Stock to any Person, other than pursuant to a Qualified Transfer, such share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock.

                  (ii) In the event of a Triggering Default, each share of Class B Common Stock held by the Breaching Party shall each automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock and the right of such Breaching Party to acquire shares of Class B Common Stock shall forever be terminated.

          (e) AUTOMATIC CONVERSION PROCEDURES. In the event of any automatic conversion pursuant to the terms of Section 6.1(d) hereof, the conversion shall be deemed to have been effected at the time the event triggering the automatic conversion occurred (the "CLASS B AUTOMATIC CONVERSION TIME"). At the Class B Automatic Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock that were so converted (the "CONVERTED CLASS B COMMON STOCK") shall, automatically and without further action, represent the same number of fully paid and non-assessable shares of Class A Common Stock. Holders of Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent duly executed by such holder or such holder's authorized attorney to the principal office of the Corporation or the office of the Transfer Agent, together with a written notice stating the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Class A Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its Transfer Agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The Person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Class B Automatic Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Class B Automatic Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.

          (f) RETIRED CLASS B COMMON STOCK. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this
Section 6.1 shall be retired and shall have the status of authorized but unissued shares of Class B Common Stock. Such shares of Class B Common Stock may only be reissued in accordance with the terms of this Certificate, including, without limitation, Sections 4.3 and 5.5 hereof. Upon the conversion or redemption of all outstanding shares of a series of Class B Common Stock, such series of Class B Common Stock shall be retired and shall have the status of authorized but unissued shares of Class B Common Stock and such series of Class B Common Stock may not be reissued.

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     Section 6.2  RECLASSIFICATION OR CONVERSION.

          (a) In the event of a reclassification, conversion, or other similar transaction as a result of which the shares of Class A Common Stock are reclassified or converted into another security, then a holder of a series of Class B Common Stock shall be entitled to receive upon conversion of Class B Common Stock the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification, conversion or other similar transaction.

          (b) No adjustments in respect of dividends (other than dividends paid in Securities of the Corporation) shall be made upon the conversion of any share of any series of Class B Common Stock; PROVIDED, HOWEVER, that if a share of any series of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of any series of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the default in payment of the dividend or distribution due on such date.

     Section 6.3  RESERVATION.

          (a) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of any series of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of any series of Class B Common Stock; PROVIDED that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of any series of Class B Common Stock by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation shall cause such shares of Class A Common Stock to be delivered upon conversion to be listed on each national securities exchange or quotation system on which the outstanding Class A Common Stock is listed or quoted at the time of such delivery. All shares of Class A Common Stock that shall be issued upon conversion of the shares of any series of Class B Common Stock will, upon issue, be validly issued, fully paid and non-assessable.

     Section 6.4 TAXES. The issuance of a certificate or certificates representing shares of Class A Common Stock issued upon conversion or exchange of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; PROVIDED, HOWEVER, that if any such certificate is to be issued in a name other than that of the record holder of the share or shares of Class B Common Stock converted, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in

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such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

     Section 6.5 DEFECTS WITH CONVERSION. With respect to any conversion pursuant to Section 6.1(a) hereof in the event that there is any defect with compliance by the holder of shares of Class B Common Stock of the procedures set forth in Section 6.1(b) hereof, the Corporation shall not, until such defect is remedied, be obligated to convert such shares of Class B Common Stock and shall give notice to such holder of the defect as soon as reasonably practicable.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

     Section 7.1  NUMBER OF DIRECTORS AND COMPOSITION OF BOARD.

          (a) The Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD") shall initially consist of nine (9) directors and may be increased or decreased from time to time in accordance with the provisions of
Section 7.1(b) and 7.2(a) hereof; PROVIDED that the number of directors shall not be less than three (3) nor more than seventeen (17). Subject to Section 7.2 hereof, (i) the holders of Series B-AA Common Stock, voting separately as a series, shall be entitled to elect one (1) director (the "SERIES B-AA DIRECTOR"); (ii) the holders of Series B-CO Common Stock, voting separately as a series, shall be entitled to elect one (1) director (the "SERIES B-CO DIRECTOR"); (iii) the holders of Series B-DL Common Stock, voting separately as a series, shall be entitled to elect one (1) director (the "SERIES B-DL DIRECTOR"); (iv) the holders of Series B-NW Common Stock, voting separately as a series, shall be entitled to elect one (1) director (each a "SERIES B-NW DIRECTOR"); and (v) the holders of Series B-UA Common Stock, voting separately as a series, shall be entitled to elect one (1) director (the "SERIES B-UA DIRECTOR" and, together with the Series B-AA Director, Series B-CO Director, Series B-DL Director and the Series B-NW Director, the "CLASS B DIRECTORS" ). In addition, subject to Section 7.2 hereof, the holders of Class B Common Stock, voting together as a single class, shall elect one (1) director (the "MANAGEMENT DIRECTOR"). Subject to Section 7.2 hereof, notwithstanding any other provision of this Certificate, including without limitation Section 5.1(a) hereof, holders
(i) of each series of Class B Common Stock shall have the exclusive right to vote for the election of and the removal without cause of the Class B Director elected by such series as described in this Section 7.1(a) and (ii) of Class B Common Stock shall have the exclusive right to vote for the election of and the removal without cause of the Management Director as described in this Section 7.1(a), and no other class or series of capital stock of the Corporation shall be entitled to vote for or remove without cause such Class B Directors or the Management Director.

          (b) So long as shares of two (2) or more series of Class B Common Stock have Voting Power determined in accordance with Section 5.1(c) hereof and there are at least two (2) Persons who are not Affiliates who separately possess shares of two (2) or more separate series of Class B Common Stock which have their Voting Power determined in accordance with Section 5.1(c) of this Certificate, the Board of Directors may be increased or decreased only pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office and the affirmative vote of two-thirds of the Class B Directors then in office. Upon and perpetually following such time as (x) shares of fewer than two (2) series of Class B Common

Stock have Voting Power determined in accordance with Section 5.1(c) hereof or
(y) there are not at least two (2) Persons who are not Affiliates who separately possess shares of two (2) or more separate series of Class B Common Stock which have their Voting Power determined in accordance with Section 5.1(c) of this Certificate, the Board of Directors may be increased or decreased pursuant to a resolution adopted by the affirmative vote of two-thirds of the directors then in office.

     Section 7.2 LIMITATIONS ON THE RIGHT OF HOLDERS OF CLASS B COMMON STOCK TO ELECT DIRECTORS; REDUCTION IN NUMBER OF CLASS B DIRECTORS. The right of the holders of Class B Common Stock to elect the Class B Directors as provided for in Section 7.1 hereto shall be subject to the following provisions:

          (a) Notwithstanding anything set forth in Section 7.1(a) hereof, in the event that (i) the holders of the Class B Common Stock, together with their Affiliates, cease to have aggregate Deemed Ownership equal to or exceeding twenty percent (20%) of the then Corporate Capitalization or (ii) either (x) by the application of Section 5.1(e) hereof, fewer than two (2) series of Class B Common Stock have their Voting Power determined in accordance with Section 5.1(c) hereof or (y) there are not at least two (2) Persons who are not Affiliates who separately possess shares of two (2) or more separate series of Class B Common Stock which have their Voting Power determined in accordance with
Section 5.1(c) of this Certificate (each event in clauses (i) and (ii), a "CLASS B DIRECTORS TRIGGERING EVENT"), then subject to Sections 7.2(e) - (g) hereof, the right of holders of each series of Class B Common Stock to elect a specified director position pursuant to Section 7.1 shall forever be cancelled and (A) such position shall be immediately terminated and (B) the number of Class A Director positions shall be automatically increased by an amount equal to the number of director positions so terminated. All newly created positions effected by this Section 7.2(a) shall be filled as provided in Section 7.2(h).

          (b) Notwithstanding anything set forth in Section 7.1(a) hereof, upon and perpetually after such time as any holder of Class B Common Stock, together with its Affiliates, has Deemed Ownership of less than 2,421,360 shares (as adjusted to give effect to any stock split, stock dividend, reclassification, recapitalization or similar event), in the aggregate, of (i) Class B Common Stock and (ii) Class A Common Stock received pursuant to Section 6.1(a) hereof (an "INDIVIDUAL CLASS B DIRECTOR TRIGGERING EVENT"), the right of such series of Class B Common Stock to elect a specified director position pursuant to Section 7.1 shall forever be cancelled and (x) such position shall be immediately terminated and (y) the number of Class A Director positions shall be automatically increased by an amount equal to the number of director positions so terminated. All newly created positions effected by this Section 7.2(b) shall be filled as provided in Section 7.2(h).

          (c) Notwithstanding anything set forth in Section 7.1(a) or 7.2(b) hereof, at such time as (i) the Voting Power of any series of Class B Common Stock is possessed by two (2) or more holders (or their Affiliates) of Class B Common Stock who are not Affiliates and (ii) the Person who held shares of such series of Class B Common Stock on the Restatement Date, together with its Affiliates, no longer holds a majority of the outstanding shares of such series, then upon and perpetually after such time as fewer than 2,421,360 shares of such series are issued and outstanding (as adjusted to give effect to any stock split, stock dividend, reclassification, recapitalization or similar event), the right of such series of Class B Common Stock to elect a specified director position pursuant to Section 7.1 shall forever be cancelled and (x) such position shall be immediately terminated and (y) the number of Class A Director positions shall be automatically increased by an amount equal to the number of director positions so terminated. All newly created positions effected by this Section 7.2(c) shall be filled as provided in Section 7.2(h).

          (d) Notwithstanding anything set forth in Section 7.1(a) hereof, if the majority of the Voting Power of each of two (2) or more separate series of Class B Common Stock is possessed by any Person and its Affiliates and Voting Power for any shares of one or more of such series was acquired after the Restatement Date in a transaction not subject to Section 4.1 of the Stockholders Agreement, then upon and perpetually after such time as such Person, together with its Affiliates, has Deemed Ownership of less than 4,842,719 shares (as adjusted to give effect to any stock split, stock dividend, reclassification, recapitalization or similar event), in the aggregate, of (i) Class B Common Stock and (ii) Class A Common Stock received pursuant to Section 6.1(a) hereof, the right to elect a specified director position pursuant to Section 7.1 shall forever be cancelled for each series of Class B Common Stock subject to this
Section 7.2(d), other than for the series of Class B Common Stock which, based on the Corporate Capitalization, has the largest number of shares of such series outstanding on such date, and (x) such position or positions, as applicable, shall be immediately terminated and (y) the number of Class A Director positions shall be automatically increased by an amount equal to the number of director positions so terminated. All newly created positions effected by this Section 7.3(d) shall be filled as provided in Section 7.2(h).

          (e) Notwithstanding anything set forth in Sections 7.2(a) - (d) hereof and subject to Sections 7.2(f) and (g) hereof, so long as the holders of any series of Class B Common Stock, together with their Affiliates, have Deemed Ownership equal to or exceeding five percent (5%) of the Corporate Capitalization, then the holders of shares of such series shall be entitled to elect directors pursuant to Section 7.1(a) hereof. Upon and perpetually after such time that (i) an Individual Class B Triggering Event has occurred with respect to such series of Class B Common Stock or a Class B Triggering Event has occurred and (ii) the holders of such series of Class B Common Stock, together with their Affiliates, cease to have Deemed Ownership equal to or exceeding five percent (5%) of the Corporate Capitalization, then the right of such series to elect a specified director position pursuant to Section 7.1 shall forever be cancelled and (x) such position shall be immediately terminated and (y) the number of Class A Director positions shall be automatically increased by an amount equal to the number of director positions so terminated. All newly created positions effected by this Section 7.2(e) shall be filled as provided in
Section 7.2(h).

          (f) Notwithstanding anything set forth in Sections 7.2(a) - (e) hereof and subject to Section 7.2(g) hereof, at such time as (i) the Voting Power of any series of Class B Common Stock is possessed by two (2) or more holders (or their Affiliates) of Class B Common Stock who are not Affiliates and
(ii) the Person who held shares of either of such series of Class B Common Stock on the Restatement Date no longer holds, together with its Affiliates, a majority of the Voting Power of such series, then upon and perpetually after such time as the outstanding shares of such series (based for such purpose on Deemed Ownership) represents less than five percent (5%) of the Corporate Capitalization, the right of such series to elect a specified director position pursuant to Section
7.1 shall forever be cancelled and (x) such position shall be immediately terminated and (y) the number of Class A Director positions shall be automatically increased by an amount equal to the number of director positions so terminated. All newly created positions effected by this Section 7.2(f) shall be filled as provided in Section 7.2(h).

          (g) Notwithstanding anything set forth in Sections 7.2(a) - (f) hereof, if a majority of the Voting Power of each of two (2) or more separate series of Class B Common Stock is possessed by any Person and its Affiliates and Voting Power for any shares of one or more of such series was acquired after the Restatement Date in a transaction not subject to Section 4.1 of the Stockholders Agreement, then upon and perpetually after such time as such Person ceases to have Deemed Ownership equal to or exceeding ten percent (10%) of the Corporate Capitalization, the right to elect a specified director position pursuant to
Section 7.1 shall forever be cancelled for each series of Class B Common Stock subject to this Section 7.2(g), other than for the series of Class B Common Stock which, based on the Corporate Capitalization, has the largest number of shares of such series outstanding on such date, and (x) such position or positions, as applicable, shall be immediately terminated and (y) the number of Class A Director positions shall be automatically increased by an amount equal to the number of director positions so terminated. All newly created positions effected by this Section 7.2(g) shall be filled as provided in Section 7.2(h).

          (h)     Any Class A Director position created pursuant to this Section
7.2 shall be filled directly by the Class A Nominating Committee, as provided in the Bylaws. The stockholders of the Corporation shall have no right to fill such vacancies or newly-created positions.

          (i) Upon and perpetually following such time as no series of Class B Common Stock has the right to elect a specified director position pursuant to
Section 7.1 hereof, the Management Director shall be a Class A Director, and such position shall be filled directly by the Class A Nominating Committee, as provided in the Bylaws.

     Section 7.3 CLASS A DIRECTORS. Each director position on the Board not subject to election and removal by the Voting Power of a class or series of Class B Common Stock shall be a Class A Director. The number of authorized directors designated as Class A Directors (the "CLASS A DIRECTORS") shall initially be three (3). Except as provided in Section 7.2(h), the holders of all classes of Common Stock, voting together as one class (or if any holders of shares of Preferred Stock are entitled to vote thereon together with the holders of Common Stock, as one class with such holders of shares of Preferred Stock) shall be entitled to elect all such Class A Directors.

     Section 7.4 CLASSIFICATION OF THE CLASS A DIRECTORS. The Class A Directors shall be divided into three classes, designated Class I, Class II and Class III. Such positions shall be staggered amongst the Class I, II and III classes so as to maintain the number of directors in each class being as nearly equal as possible. Class I shall be initially elected for a term expiring at the first annual meeting of stockholders following the Restatement Date, Class II shall be initially elected for a term expiring at the second annual meeting of stockholders following the Restatement Date, and Class III shall be initially elected for a term expiring at the third annual meeting of stockholders following the Restatement Date. The Class A Nominating Committee shall determine which Class A Directors shall initially be appointed to each class, whether upon election or the filling of a position created pursuant to Section 7.2 hereof. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in this Certificate, the number of directors in each class shall be apportioned as nearly equal as possible.

     Section 7.5  REMOVAL.

          (a)     CLASS B DIRECTORS.  Except as provided in Section 7.2,

                  (i) The approval of the holders of a majority of the outstanding Series B-AA Common Stock shall be required to remove without cause (and with or without prior notice) the Series B-AA Director, and to elect a successor therefor.

                  (ii) The approval of the holders of a majority of the outstanding Series B-CO Common Stock shall be required to remove without cause (and with or without prior notice) the Series B-CO Director, and to elect a successor therefor.

                  (iii) The approval of the holders of a majority of the outstanding Series B-DL Common Stock shall be required to remove without cause (and with or without prior notice) the Series B-DL Director, and to elect a successor therefor.

                  (iv) The approval of the holders of a majority of the outstanding Series B-NW Common Stock shall be required to remove without cause (and with or without prior notice) the Series B-NW Director, and to elect a successor therefor.

                  (v) The approval of the holders of a majority of the outstanding Series B-UA Common Stock shall be required to remove without cause (and with or without prior notice) the Series B-UA Director, and to elect a successor therefor.

          (b) CLASS A DIRECTORS. Any Class A Director may be removed from office only with cause by the affirmative vote of the holders of a majority of the Voting Power of the then outstanding Common Stock, voting together as a single class (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

     Section 7.6 MANAGEMENT DIRECTOR. So long as the holders of Class B Common Stock have the right to elect the Management Director pursuant to Section 7.1(a) hereof, the approval of the holders of a majority of the issued and outstanding shares of Class B Common Stock, voting together as a single class, shall be required to remove without cause (and with or without prior notice) the Management Director, and to elect a successor therefor.

     Section 7.7 VACANCIES. Should a vacancy occur or be created for any Class A Director other than in circumstances subject to Sections 7.2(a) - (g), the Class A Director position shall be filled by the Class A Nominating Committee, as provided in the Bylaws. The stockholders of the Corporation shall have no right to fill such vacancies.

     Section 7.8 REMOVAL. Notwithstanding any of the foregoing provisions of this Article VII, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal.

     Section 7.9 WRITTEN BALLOT. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                  ARTICLE VIII

                              CORPORATE GOVERNANCE

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

     Section 8.1 MANAGEMENT OF CORPORATION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by law or by this Certificate or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     Section 8.2  REQUIRED APPROVALS.

     (a) QUALIFIED CLASS B APPROVAL. Notwithstanding anything contained in this Certificate to the contrary, including, without limitation, Section 9.1 hereof, at all times during which any series of Class B Common Stock has its Voting Power determined in accordance with Section 5.1(c) hereof, the Corporation shall not, and shall not permit its Controlled Affiliates to, without a Qualified Class B Approval, (X) enter into any transaction or series of related transactions involving (i) any merger, acquisition, consolidation, reorganization, issuance of Securities or similar transaction(s) as a result of which either (A) the holders of Common Stock immediately prior to such transaction would own Voting Securities possessing Voting Power of the successor or surviving entity immediately thereafter representing less than a majority of the Voting Power of such successor or surviving entity or (B) any powers, preferences or special rights of the holders of Class B Common Stock would be adversely affected, PROVIDED that if, in the case of (A) or (B) of this clause
(i), the holders of any series of Class B Common Stock shall be treated disproportionately and adversely in comparison to any other series of Class B Common Stock in any such transaction then the approval of the holders of a majority of the issued and outstanding shares of such series of Class B Common Stock shall also be obtained; or

(ii) (A) a sale of all or substantially all of the assets or business of the Corporation or any contract for the lease or license of all or substantially all of the assets or business of the Corporation, or (B) any sale, or any contract for the lease or license, of all or a substantial portion of the assets or business of any Controlled Affiliate of the Corporation, in one or a series of related transactions, if the assets sold, leased or licensed generate more than twenty percent (20%) of the consolidated net revenues or consolidated net income of the Corporation and its Subsidiaries in the twelve
(12) months ended the most recently completed fiscal quarter or the fiscal quarter immediately preceding such sale, lease or license, (Y) appoint or consent to any managing member of Orbitz LLC, or any other Controlled Affiliate that is a limited liability company, other than the Corporation or otherwise amend or modify the Limited Liability Company Agreement of Orbitz LLC or (Z) form any Holding Company of the Corporation. Notwithstanding anything contained in this Section 8.2(a) or this Certificate to the contrary, at all times during which any series of Class B Common Stock has its Voting Power determined in accordance with Section 5.1(c) hereof, the Corporation shall not, without a Reinforced Qualified Class B Approval, enter into any transaction or series of related transactions described in subparagraph (i) above involving the Corporation and any Person Controlled by or under common Control with the Corporation if such transaction would have an effect described in clauses (A) or (B) above.

     (b) REINFORCED QUALIFIED CLASS B APPROVAL. Notwithstanding anything contained in this Certificate to the contrary, including, without limitation,
Section 9.1 hereof, at all times during which any series of Class B Common Stock has its Voting Power determined in accordance with Section 5.1(c) hereof, the Corporation shall not, and shall cause its Controlled Affiliates not to, without a Reinforced Qualified Class B Approval, enter into any transaction or series of related transactions involving (x) any merger, acquisition, consolidation, reorganization, issuance of Securities or similar transaction(s) or (y) a sale of all or substantially all of the assets or business of the Corporation or any of its Controlled Affiliates to, or any contract for the lease or license of all or substantially all of the assets of the business of the Corporation or Orbitz LLC or any Controlled Affiliate of either of them, in any case, with any holder of Class B Common Stock or any of such holder's Affiliates.

     (c)  CLASS B APPROVALS RELATED TO BUSINESS PURPOSE.

          (i) On or prior to May 8, 2010, in addition to any requirements of law and any other provision of this Certificate or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate or the Bylaws), at all times during which shares of any series of Class B Common Stock are issued and outstanding, the approval of each Qualifying Class B Holder shall be required (i) to take actions described in Sections 9.2(b), 9.2(c), 14.2(c) and 14.2(d) hereof, or (ii) for the Corporation, or for the Corporation to permit its Controlled Affiliates, to enter into any transaction or a series of related transactions involving (x) any merger, acquisition, consolidation, reorganization or similar transaction or (y) a sale of all or substantially all of the assets or business of the Corporation or any of its Controlled Affiliates to, or any contract for the lease or license of all or substantially all of the assets of the business of the Corporation or any of its Controlled Affiliates with, a Person who (or whose Affiliates) displays airline fares on a web site in other than an Unbiased Manner.

          (ii) After May 8, 2010, in addition to any requirements of law and any other provision of this Certificate or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate or the Bylaws), at all times during which shares of any series of Class B Common Stock are issued and outstanding, the approval of each holder of Class B Common Stock shall be required (i) to take actions described in Sections 9.2(b), 9.2(c), 14.2(c) and 14.2(d) hereof, or (ii) for the Corporation, or for the Corporation to permit its Controlled Affiliates, to enter into any transaction or a series of related transactions involving (x) any merger, acquisition, consolidation, reorganization or similar transaction or (y) a sale of all or substantially all of the assets or business of the Corporation or any of its Controlled Affiliates to, or any contract for the lease or license of all or substantially all of the assets of the business of the Corporation or any of its Controlled Affiliates with, a Person who (or whose Affiliates) displays airline fares on a web site in other than an Unbiased Manner; PROVIDED, that such approval shall not be required if the holders of Class B Common Stock, together with their Affiliates, cease to have aggregate Deemed Ownership equal to or exceeding twenty percent (20%) of the then Corporate Capitalization.

     (d) UNANIMOUS CLASS B APPROVAL. In addition to any requirements of law and any other provision of this Certificate or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate or the Bylaws), at all times during which shares of any series of Class B Common Stock are issued and outstanding, a Unanimous Class B Approval shall be required:

          (i) for the Corporation to redeem or repurchase any outstanding class or series of Common Stock or Preferred Stock from any holder of either Class B Common Stock or Class A Common Stock unless (A) all shares of such class or series of Common Stock or Preferred Stock may participate ratably in any such redemption or repurchase, (B) such shares are mandatorily redeemable pursuant to their terms and are redeemed in accordance with such mandatory redemption terms, or (C) such shares are repurchased pursuant to Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

          (ii) to reclassify any class or series of Common Stock or Preferred Stock into any series of Class B Common Stock; or

          (iii) (A) for the Corporation or its Controlled Affiliates or any of their respective officers or representatives to terminate or attempt to terminate, or provide notice declaring Worldspan, L.P. ("WORLDSPAN") in breach or default of, the Amended and Restated Agreement for CRS Access and Related Services between Worldspan and Orbitz LLC, dated as of December 23, 2002, as amended (the "WORLDSPAN AGREEMENT"), either unilaterally or in connection with any litigation or proceeding referenced in clause (B) below or otherwise, in each case based upon the pending dispute between Worldspan and the Corporation or its Controlled Affiliates concerning service level defaults which are alleged to have arisen in May, June and July 2003 (the "DISPUTE"); or (B) for the Corporation or its Controlled Affiliates or any of their respective officers or representatives to raise the issue of the Dispute in any litigation (or similar prosecution of claims) involving Worldspan; PROVIDED that, if Worldspan or its Affiliates initiate litigation (or similar prosecution of claims) seeking damages, any form of injunction, or concerning any interpretation of the Worldspan Agreement adverse to the interests of the Corporation or its Controlled Affiliates, then the Corporation may raise the issue of such Dispute solely in defense of any such matters asserted by Worldspan (including, without limitation, as affirmative defenses, but excluding any claim for damages or injunctive relief, cross-claim, or counter-claim against Worldspan or any other party) against such litigation (or similar prosecution of claims).

     Section 8.3 STOCKHOLDER ACTION. Except as otherwise provided for in a certificate of designation for any class or series of Preferred Stock, upon and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     Section 8.4 SPECIAL MEETINGS. Special meetings of stockholders of the Corporation may be called only by the chairperson of the Board or the chief executive officer, by the Board of Directors acting pursuant to a resolution adopted by a majority of the members of the entire Board of Directors (without regard to vacancies) or by the holders of a majority of the Voting Power of the issued and outstanding shares of Class B Common Stock.

                                   ARTICLE IX

                                     BYLAWS

      Section 9.1 AMENDMENTS. Subject to Section 9.2 hereof, the Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws. The stockholders of the Corporation may adopt, amend or repeal the Bylaws but only by the affirmative vote of holders of at least a majority of the combined Voting Power of the then-outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders, voting together as a single class, and subject to such additional approvals provided for in Section 9.2 hereof.

     Section 9.2  REQUIRED APPROVALS.

          (a) In addition to any requirements of law and any other provisions of the Bylaws and this Certificate (and notwithstanding the fact that a lesser percentage may be specified by law, the Bylaws or this Certificate),
(i) at all times during which shares of one or more series of Class B Common Stock shall have the right to elect a specified director position pursuant to
Section 7.1(a) hereof, then the approval of such series of Class B Common Stock shall be required to alter, amend, waive or repeal, or adopt any provision of the Bylaws which adversely affects the rights or expand the limitations established under Section 3.14(c), Section 4.8, Section 4.13, Article V, Section
6.14 or Article XI(b) of the Bylaws or this Section 9.2(a)(i), or (ii) at all times during which shares of any series of Class B Common Stock have their Voting Power determined in accordance with Section 5.1(c) hereof, a Unanimous Class B

Approval shall be required to alter, amend, waive or repeal, or adopt any provision of the Bylaws which adversely affects the rights established under
Section 3.3 of the Bylaws.

          (b) On or prior to May 8, 2010, in addition to any requirements of law and any other provision of this Certificate or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate or the Bylaws), at all times during which shares of any series of Class B Common Stock are issued and outstanding, the approval of each Qualifying Class B Holder shall be required to alter, amend, repeal, waive or adopt any provision of the Bylaws which would reduce the restrictions on the authority of the Corporation, or for the Corporation to permit its Controlled Affiliates, to market and sell airline travel products and services other than in an Unbiased Manner or modify the limitations in Section 2.1 of the Bylaws relating to the sale of airline tickets in an Opaque Manner or in Section 2.2 of the Bylaws.

          (c) After May 8, 2010, in addition to any requirements of law and any other provision of this Certificate or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate or the Bylaws), at all times during which shares of any series of Class B Common Stock are issued and outstanding, the approval of each holder of Class B Common Stock shall be required to alter, amend, repeal, waive or adopt any provision of the Bylaws which would reduce the restrictions on the authority of the Corporation, or the Corporation to permit its Controlled Affiliates, to market and sell airline travel products and services other than in an Unbiased Manner or modify the limitations in Section 2.1 of the Bylaws relating to the sale of airline tickets in an Opaque Manner or in Section 2.2 of the Bylaws; PROVIDED, that such approval shall not be required if the holders of Class B Common Stock, together with their Affiliates, cease to have aggregate Deemed Ownership equal to or exceeding twenty percent (20%) of the then Corporate Capitalization.

                                    ARTICLE X

                       LIMITATION OF DIRECTORS' LIABILITY

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law, as the same may be amended and supplemented. Any amendment or repeal of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing with respect to any act or omission occurring prior to the time of such repeal or modification.

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                                   ARTICLE XI

                                 INDEMNIFICATION

     Section 11.1 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "COVERED PERSON") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of an Affiliate or another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

     Section 11.2 PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) reasonably incurred by a Covered Person in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this
Article XI or otherwise.

     Section 11.3 CLAIMS. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article XI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     Section 11.4 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article XI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 11.5 OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Affiliate or another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other

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corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

     Section 11.6 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provision of this Article XI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 11.7 OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article XI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by a majority of the entire Board of Directors (without regard to vacancies) or by the action of a committee of the Board or designated officers of the Corporation established by or designated in resolutions approved by a majority of the entire Board of Directors (without regard to vacancies); PROVIDED, HOWEVER, that, to the extent required by law, any payment of expenses in advance of the final disposition of a Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article XI or otherwise.

     Section 11.8 To the extent any approval of the Corporation is required under Delaware law with respect to indemnification of, or advancement of expenses to, a Covered Person or other person, such approval may only be granted by a majority of the entire Board of Directors (without regard to vacancies) or by the action of a committee of the Board or designated officers of the Corporation established by or designated in resolutions approved by a majority of the entire Board of Directors (without regard to vacancies).

                                   ARTICLE XII

                   SECTION 203 OF THE GENERAL CORPORATION LAW

     The Corporation shall not be governed by Section 203 of the General Corporation Law ("SECTION 203"), and the restrictions contained in Section 203 shall not apply to the Corporation; PROVIDED, HOWEVER, that the Corporation elects to be governed by Section 203 from and after the Trigger Date, and the restriction contained in Section 203 shall apply to the Corporation from and after such date.

                                  ARTICLE XIII

                CERTAIN FIDUCIARY DUTIES OF CERTAIN STOCKHOLDERS

    Section 13.1. FREEDOM OF ACTION; CORPORATE OPPORTUNITIES.

          (a) Without limiting subsection (c) of this Section 13.1, each holder of Class B Common Stock as of the Restatement Date (whether or not such holders own shares of Class B Common Stock thereafter) and each other holder of Class B Common Stock and its respective Affiliates and Related Parties (other than a Related Party that is employed by, or seconded to, the Corporation) (collectively, the "PERMITTED PERSONS") may have any other business interests and may engage in any other business or trade, profession or employment whatsoever, on its own

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account, or in partnership with, or as an employee, officer, director or stockholder of any other Person, and no Permitted Person shall be required to devote its or his entire time to the business of the Corporation. Without limiting the generality of the foregoing, each Permitted Person may (i) engage in the same or similar activities or lines of business as the Corporation or any of its Controlled Affiliates or develop or market any products or services that compete, directly or indirectly, with those of the Corporation or any of its Controlled Affiliates; (ii) do business with any client or customer of the Corporation or any of its Controlled Affiliates; and (iii) hold Beneficial Ownership of Securities of, or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its Controlled Affiliates (collectively, the interests, activities and relationships described in this clause (a) are referred to as "PERMITTED ACTIVITIES").

          (b) Without limiting subsection (c) of this Section 13.1, neither the Corporation nor any holder of Class B Common Stock as of the Restatement Date (whether or not such holders own shares of Class B Common Stock thereafter) nor any other holder of Class B Common Stock nor any Affiliate thereof by virtue of this Certificate shall have any rights in or to any Permitted Activity or the income or profits derived therefrom, regardless of whether or not such Permitted Activity was presented to a Permitted Person as a direct or indirect result of its or his connection with the Corporation. Without limiting subsection (c) of this Section 13.1, no Permitted Person shall have any obligation to present any Permitted Activity to the Corporation, even if the Permitted Activity is one that the Corporation might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no Permitted Person shall be liable to the Corporation or any holder of Class B Common Stock (or any Affiliate or Related Party thereof) for breach of any fiduciary or other duty by reason of the fact that a Permitted Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation.

          (c)     Without limiting the foregoing clauses (a) and (b) of this
Section 13.1, in the event that a director or officer of the Corporation who is also a director, officer or employee of a Permitted Person acquires knowledge of a Permitted Activity which may be a corporate opportunity for both the Corporation or any of its Controlled Affiliates and such Permitted Person or its Affiliates, such director or officer shall have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation hereby renounces its interest in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its Affiliates, if such director or officer acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is an officer or director of the Corporation, and who is also an officer, director or employee of a Permitted Person, shall belong to such Permitted Person, unless such opportunity was offered to such person in writing expressly and solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to this
Section 13.1.

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                                   ARTICLE XIV

                                   AMENDMENTS

     Section 14.1 AMENDMENTS. The Corporation reserves the right to adopt, repeal, alter, waive or amend any provision of this Certificate, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate, and all rights, preferences and privileges conferred on stockholders, directors, officers, employees, agents and other persons in this Certificate, if any, are granted subject to this reservation.

     Section 14.2 REQUIRED APPROVALS.

          (a) In addition to any requirements of law and any other provisions of this Certificate (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate), at all times during which shares of any series of Class B Common Stock have their Voting Power determined in accordance with Section 5.1(c) hereof, a Unanimous Qualified Class B Approval shall be required (x) to alter, amend, waive, repeal or adopt any provision of this Certificate which is inconsistent with any provision of Sections 4.3, 5.1, Article VII, Article VIII, 9.2(a)(ii), 11.7, 11.8, 13.1 or
14.2 hereof or any of the definitions set forth in Article XV hereof to the extent of their use therein, or (y) to form any Holding Company for the Corporation that does not contain the governance provisions represented by the sections delineated in the preceding clause (x) in its organizational documents; PROVIDED, that such Unanimous Qualified Class B Approval shall not require the approval of the holders of a series of Class B Common Stock if the proposed action does not adversely modify or affect the then existing powers, preferences or special rights of such series of Class B Common Stock.

          (b) In addition to any requirements of law and any other provisions of this Certificate (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate), at all times during which shares of any series of Class B Common Stock are issued and outstanding, a Unanimous Class B Approval shall be required (x) to alter, amend, repeal, waive or adopt any provision of this Certificate which would permit the Corporation or any of its Controlled Affiliates, as applicable, to take any action that is inconsistent with the provisions of Section 8.2(d) hereof or any of the definitions set forth in Article XV hereof to the extent of their use therein, or (y) to form any Holding Company for the Corporation that does not contain the governance provisions represented by the section delineated in the preceding clause (x) in its organizational documents.

          (c) On or prior to May 8, 2010, in addition to any requirements of law and any other provisions of this Certificate (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate), at all times during which shares of any series of Class B Common Stock are issued and outstanding, the approval of each Qualifying Class B Holder shall be required
(x) to alter, amend, repeal, waive or adopt any provision of this Certificate which would permit the Corporation or any of its Controlled Affiliates, as applicable, to take any action that is inconsistent with the provisions of Sections 9.2(b) or (c) hereof or any of the definitions set forth in Article XV hereof to the extent of their use therein, or (y) to form any Holding Company for the Corporation that does not contain the governance provisions represented by the sections delineated in the preceding clause (x) in its organizational documents.

          (d) After May 8, 2010, in addition to any requirements of law and any other provisions of this Certificate (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate), at all times during which shares of any series of Class B

Common Stock are issued and outstanding, the approval of each holder of Class B Common Stock shall be required (x) to alter, amend, repeal, waive or adopt any provision of this Certificate which would permit the Corporation or any of its Controlled Affiliates, as applicable, to take any action that is inconsistent with the provisions of Sections 9.2(b) or (c) hereof or any of the definitions set forth in Article XV hereof to the extent of their use therein, or (y) to form any Holding Company for the Corporation that does not contain the governance provisions represented by the sections delineated in the preceding clause (x) in its organizational documents; PROVIDED, that such approval shall not be required if the holders of Class B Common Stock, together with their Affiliates, cease to have aggregate Deemed Ownership equal to or exceeding twenty percent (20%) of the then Corporate Capitalization.

          (e) In addition to any requirements of law and any other provisions of this Certificate (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate), the approval of holders of each adversely affected series of Class B Common Stock shall be required (which approval shall be obtained by the holders of a majority of the issued and outstanding shares of each such series) (x) to alter, amend, repeal or waive the requirements or to adopt any provision of this Certificate which adversely affects the powers, preferences or special rights of such series, including without limitation, any adverse effect on the rights of any series of Class B Common Stock to elect or otherwise act with respect to specified director positions pursuant to Section 7.1(a) hereof or any of the definitions set forth in Article XV hereof to the extent of their use therein, or (y) to form any Holding Company for the Corporation that does not contain the governance provisions represented by the section delineated in the preceding clause (x) in its organizational documents.

                                   ARTICLE XV

                                   DEFINITIONS

     For purposes of this Certificate, the following terms have the meanings set forth below:

     "AFFILIATE" shall mean, in respect of any specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified; PROVIDED, HOWEVER, that notwithstanding the foregoing, no holder of Class B Common Stock shall be deemed to be an Affiliate of any other holder of Class B Common Stock due solely to being a party to the Stockholders Agreement, and PROVIDED, FURTHER, that notwithstanding the foregoing, no holder of Class B Common Stock as of the date hereof, or any affiliate thereof, shall be deemed to be an Affiliate of the Corporation or Orbitz LLC as a result of the existence or continuation of the board positions, relationships with, or equity ownership of the Corporation or any of its Controlled Affiliates as such exist on the date hereof.

     "AIRLINE" shall mean each of American Airlines, Inc., Continental Airlines, Inc., Delta Air Lines, Inc., Northwest Airlines, Inc., United Air Lines, Inc. or any of the respective corporate or non-corporate successors of any of the foregoing whether by virtue of a merger, acquisition, consolidation, reorganization, sale or other business combination or other type of transaction or series of related transactions.

     "AIR AFFILIATE" shall have the meaning set forth in the definition of Qualifying Class B Holder."

     "AIRLINE INFORMATION" shall mean multiple airline schedules, fares, rules, seat availability or other flight information.

     "AIRLINE SPONSOR" has the meaning set forth in the definition of "Unbiased Manner."

     "BENEFICIAL OWNERSHIP" shall mean, in respect of any Securities, those Securities that a Person or any of its Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

     "BOARD" shall have the meaning set forth in Section 7.1(a) hereof.

     "BOARD OF DIRECTORS" shall have the meaning set forth in Section 7.1(a) hereof.

     "BREACHING PARTY" shall have the meaning set forth in the definition of "Triggering Default".

     "BYLAWS" shall have the meaning set forth in Section 4.3(a) hereof.

     "CERTIFICATE" shall have the meaning set forth in Section 4.1(b)(i) hereof.

     "CHARTER ASSOCIATE AGREEMENTS" shall mean the Second Amended and Restated Charter Associate Agreements entered into by and between the Corporation and each holder of Class B Common Stock (or an Affiliate of such holder), as amended from time to time.

     "CLASS A COMMON STOCK" shall have the meaning set forth in Section 4.1(b)(i)(A) hereof.

     "CLASS A DIRECTORS" shall have the meaning set forth in Section 7.3 hereof.

     "CLASS B AUTOMATIC CONVERSION TIME" shall have the meaning set forth in
Section 6.1(e) hereto.

     "CLASS B COMMON STOCK" shall have the meaning set forth in Section 4.1(b)(i)(B) hereof.

     "CLASS B DIRECTORS" shall have the meaning set forth in Section 7.1(a) hereof.

     "CLASS B DIRECTORS TRIGGERING EVENT" shall have the meaning set forth in
Section 7.2(a) hereof.

     "COMMON STOCK" shall have the meaning set forth in Section 4.1(a) hereof.

     "CONTROL" shall mean, with respect to a particular Person, the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of management or policies of such Person (whether through ownership of Voting Securities, partnership interests or other ownership interests, by contract or otherwise).

     "CONTROLLED" shall mean, with respect to a particular Person, a Person who is under the Control of another Person.

     "CONTROLLED AFFILIATE" shall mean, with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, is Controlled by the Person specified. For the avoidance of doubt, the term "Controlled Affiliate" shall include, with respect to the Corporation, all of its Subsidiaries or any successor entities thereto.

     "CONVERTED CLASS B COMMON STOCK" shall have the meaning set forth in
Section 6.1(e) hereof.

     "CORPORATE CAPITALIZATION" shall mean the aggregate number of shares of all classes or series of Common Stock of the Corporation issued and outstanding as of such date.

     "COVERED PERSON" shall have the meaning set forth in Section 11.1 hereof.

     "CUSTOMER" shall mean any (i) individual consumer, (ii) business traveler or (ii) entity that uses the Corporation's or any of its Controlled Affiliates' Internet site to make travel decisions or purchase travel products or services on behalf of its employees, agents, contractors or authorized representatives for such entity's business travel purposes.

     "CUSTOMER REQUEST" shall mean an informed affirmative request by a Customer to receive information about a specific promotion or sale or certain fares or rates of an airline carrier, to the exclusion of other airline carriers.

     "DEEMED OWNERSHIP" shall mean the aggregate number of shares of any class or series of Common Stock then held by such Person. For purposes of this Certificate, the "deemed owner" of Common Stock shall mean (i) the Person whose name or names in which shares are registered on the books of the Corporation or
(ii) in the case of a beneficial owner of such shares which is the customer of a broker or dealer who is named (and/or whose intermediary is named) as the record owner of such shares, the Person who is such beneficial owner.

     "DISPUTE" shall have the meaning set forth in Section 8.2(d)(iii).

     "HOLDING COMPANY" shall mean one or more corporations or other entities that Controls the Corporation.

     "INDIVIDUAL CLASS B DIRECTOR TRIGGERING EVENT" shall have the meaning set forth in Section 7.2(b) hereof.

     "INDIVIDUAL TRIGGERING EVENT" shall have the meaning set forth in Section 5.1(e) hereof.

     "INSTITUTIONAL INVESTOR" shall mean a bank, investment company, insurance company, as those terms are used in Rule 13(d)-1(b) of the Securities and Exchange Act of 1934, as amended, or similar financial institution that does not acquire Voting Securities for the purpose of or having the effect of changing the control of the Corporation or in connection with or as a participant in any transaction having such purpose or effect.

     "MAJORITY OF DISINTERESTED DIRECTORS" shall mean a number of directors constituting not less than fifty and one-tenth percent (50.1%) of the number of directors on the Board of Directors, as such number of directors may be adjusted from time to time pursuant to Section 7.1(b) hereof, without taking into account any vacancies thereon, and excluding from such calculation of the Board of Directors, directors who are Related Parties of the Person (or any Affiliate of such Person) that is a party to the particular agreement or type of transaction being considered by the Board (other than solely as a result of such Person's or its Affiliates' ownership of Securities of the Corporation or any of its Controlled Affiliates).

     "MANAGEMENT DIRECTOR" shall have the meaning set forth in Section 7.1(a) hereof.

     "O HOLDINGS INC." shall mean O Holdings Inc., a Delaware corporation.

     "OPAQUE MANNER" shall mean the provision to a Person through the Internet of information, reservations, booking and ticketing services concerning airlines where the Person is unable to (i) identify the specific airline offering the airline travel product or service or (ii) determine the specific arrival or departure time until after the Person has purchased the airline travel product or service.

     "ORBITZ LLC" shall mean "Orbitz, LLC," a Delaware limited liability company.

     "PERMITTED ACTIVITIES" shall have the meaning set forth in Section 13.1(a) hereof.

     "PERMITTED PERSONS" shall have the meaning set forth in Section 13.1(a) hereof.

     "PERSON" shall mean any individual, entity, firm, corporation, partnership, association, limited liability company, joint-stock company, trust, or unincorporated organization.

     "PLEDGE" shall mean to pledge, mortgage, grant a security interest in, hypothecate or otherwise encumber assets of Securities (including, without limitation, all or a portion of Class A Common Stock, any series of Class B Common Stock, and Preferred Stock).

     "PREFERRED STOCK" shall have the meaning set forth in Section 4.1(a) hereof.

     "PRIOR COMMERCIAL AGREEMENT" shall have the meaning set forth in the definition of "Qualifying Class B Holder."

     "PROCEEDING" shall have the meaning set forth in Section 11.1 hereof.

     "QUALIFIED AFFILIATE" shall mean an Affiliate of such Person (i) which is, directly or indirectly, the beneficial owner of not less than a majority of the economic interest in such Person's fully diluted equity capitalization or (ii) as to which such Person or its Affiliates is, directly or indirectly, the beneficial owner of not less than a majority of the economic interest in such Affiliate's fully diluted equity capitalization.

     "QUALIFIED CLASS B APPROVAL" shall mean the approval of the holders of two-thirds of the Class B Common Stock then outstanding the Voting Power of which is determined in accordance with Section 5.1(c) hereof.

     "QUALIFIED IPO" shall mean the initial BONA FIDE, firm commitment underwritten public offering of the Common Stock pursuant to a registration statement declared effective under the Securities Act, PROVIDED that such offering results in a public offering price of not less than $5.00 per share and results in gross proceeds to the Corporation of not less than $50,000,000.

     "QUALIFIED PREFERRED STOCK" shall have the meaning set forth in Section 4.3(c) hereof.

     "QUALIFIED SECURITIES" shall have the meaning set forth in Section 4.3(c) hereof.

     "QUALIFIED TRANSFER" shall mean with respect to shares of Class B Common
Stock: (i) a Transfer (x) approved by a Majority of Disinterested Directors, (y) to any Qualified Affiliate of the proposed transferor of Class B Common Stock (so long as such holder of Class B Common Stock Transfers all but not less than all of its outstanding shares of Class B Common Stock to such Qualified Affiliate), or (z) subject to Section 4 of the Stockholders Agreement, by a holder of Class B Common Stock to another holder of Class B Common Stock and
(ii) a bona fide pledge or hypothecation of Common Stock to an Institutional Investor or a securities firm of national repute, PROVIDED the instrument establishing such pledge or hypothecation provides that if the pledgee seeks to foreclose upon the pledge or hypothecation or otherwise exercise Voting Power as to such shares, the pledgee shall give the Corporation prior notice thereof. Upon receipt of such notice by the Corporation (or the Corporation otherwise becoming aware of such action), a Transfer of such Common Stock that is not a Qualified Transfer shall be deemed to have occurred for purposes of this Certificate including, without limitation, Section 6.1(d) hereof, as of the earlier of (i) the date of such foreclosure or (ii) the exercise of Voting Power as to such shares.

     "QUALIFYING CLASS B HOLDER" shall mean a holder of Class B Common Stock or its Affiliate which as of the Restatement Date is party to the Charter Associate Agreement (its "Air Affiliate") (i) that is, or within the six (6) months prior to the approval being sought was, a party to a commercial agreement with the Corporation or its Subsidiaries whereby such holder of Class B Common Stock or its Air Affiliate agreed to provide the Corporation or its Subsidiaries with published fare and inventory information for air transportation for inclusion and sale on the Corporation's or its Controlled Affiliate's Internet site, PROVIDED, HOWEVER, this limitation will not apply if such commercial agreement was terminated due to the occurrence of an event of default with respect to the Corporation or its Subsidiary under such commercial agreement and such event of default is not cured within forty-five
(45) days following written notice by the applicable holder of Class B Common Stock or its Air Affiliate to the Corporation or the applicable Subsidiary, identifying such breach, and following such 45th day (but in no event more than thirty (30) days after such 45th day), the holder of Class B Common Stock or its Air Affiliate determines to exercise its right of termination or
(ii) that (together with its Affiliates) has Deemed Ownership of at least 2,421,360 shares (as adjusted to give effect to any stock split, stock dividend, reclassification, recapitalization or similar event), in the aggregate, of (a) Class B Common Stock and (b) Class A Common Stock received pursuant to Section 6.1(a) hereof. For the avoidance of doubt, the proviso set forth in clause (i) above shall not be deemed to alter, amend, repeal or waive any rights or remedies such holder of Class B Common Stock or its Air Affiliate may be entitled to under such commercial agreement. Additionally, prior to a holder of Class B Common Stock or its Air Affiliate being deemed not to be a Qualifying Class B Holder by reason of noncompliance with clause
(i) above, such holder of Class B Common Stock or its Air Affiliate shall have been given by the Corporation or its Subsidiary the opportunity to re-enter into its most recently effective commercial agreement (the "PRIOR COMMERCIAL AGREEMENT") with the Corporation or its Subsidiary whereby such holder of Class B Common Stock or its Air Affiliate agreed to provide the Corporation or such Subsidiary with published fare and inventory information for air transportation for inclusion and sale on the Corporation's or its Countrolled Affiliate's Internet site, and, such holder of Class B Common Stock or its Air Affiliate shall be deemed to have accepted such opportunity (and to be in compliance with clause (i) above for all purposes hereunder) if, after being provided with a counterpart signature page to the Prior Commercial Agreement already executed by the Corporation or such Subsidiary, such holder of Class B Common Stock or its Air Affiliate executes and delivers such signature page to the Corporation or such Subsidiary within ten
(10) days of such receipt from the Corporation or such Subsidiary.

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     "REINFORCED QUALIFIED CLASS B APPROVAL" shall mean the approval of two-thirds of the series of Class B Common Stock that then have shares outstanding the Voting Power of which is determined in accordance with Section 5.1(c) hereof. An approval of each such series shall be obtained by the holders of a majority of the issued and outstanding shares of such series (for example, if there are five outstanding series of Class B Common Stock the Voting Power of which is determined in accordance with Section 5.1(c) hereof, the approval of the holders of a majority of the issued and outstanding shares of four series must be obtained to constitute a Reinforced Qualified Class B Approval).

     "RELATED PARTY" shall mean, with respect to any Person who is not an individual, (i) a director, officer, employee of such Person, including with respect to a director, any individual who is elected a director by such holder of Class B Common Stock, or (ii) a partner, member or stockholder of such Person, which partner, member or stockholder holds at least ten percent (10%) of the Securities of such Person.

     "RESTATEMENT DATE" shall mean the date of this Certificate, which is also the date of the consummation of the Qualified IPO.

     "SECTION 203" shall have the meaning set forth in Article XII hereof.

     "SECURITIES" shall mean, with respect to: (a) any corporation, any of the equity securities of such corporation and any obligations to purchase or options, rights or warrants to acquire such equity securities, but excluding debt instruments which are not convertible into or exchangeable for equity securities; and (b) any partnership, limited liability company, association, joint-stock company, trust, fund or any organized group or person whether incorporated or not, any ownership interest or right or obligation to acquire such ownership interest, whether or not evidenced by a written instrument, but excluding debt instruments which are not convertible into or exchangeable for such ownership instruments.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SERIES A PREFERRED STOCK" shall have the meaning set forth in Section 4.1(d) hereof.

     "SERIES B-AA COMMON STOCK" shall have the meaning set forth in Section 4.1(b)(ii)(A) hereof.

     "SERIES B-AA DIRECTOR" shall have the meaning set forth in Section 7.1(a) hereof.

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     "SERIES B-CO COMMON STOCK" shall have the meaning set forth in Section
4.1(b)(ii)(B) hereof.

     "SERIES B-CO DIRECTOR" shall have the meaning set forth in Section 7.1(a) hereof.

     "SERIES B-DL COMMON STOCK" shall have the meaning set forth in Section 4.1(b)(ii)(C) hereof.

     "SERIES B-DL DIRECTOR" shall have the meaning set forth in Section 7.1(a) hereof.

     "SERIES B-NW COMMON STOCK" shall have the meaning set forth in Section 4.1(b)(ii)(D) hereof.

     "SERIES B-NW DIRECTOR" shall have the meaning set forth in Section 7.1(a) hereof.

     "SERIES B-UA COMMON STOCK" shall have the meaning set forth in Section 4.1(b)(ii)(E) hereof.

     "SERIES B-UA DIRECTOR" shall have the meaning set forth in Section 7.1(a) hereof.

     "SERVICE FEE REDUCTION" has the meaning set forth in the definition of "Unbiased Manner."

     "STOCKHOLDERS AGREEMENT" shall mean that certain Amended and Restated Stockholders Agreement dated as of the Restatement Date, by and among the Corporation and the other signatories thereto, as amended from time to time.

     "SUBSIDIARY" of any Person shall mean any other Person of which such Person then has Beneficial Ownership, directly or indirectly, of a majority of such other Person's Voting Securities. For the avoidance of doubt, the term "Subsidiaries" shall include with respect to the Corporation, O Holdings Inc. and Orbitz LLC or any successor entity thereto.

     "TRANSFER" shall mean, with respect to assets or Securities (including, without limitation, the Class A Common Stock, any series of Class B Common Stock and Preferred Stock, to issue, sell, assign, transfer, lease, Pledge or dispose of, including by merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise, (i) such assets or Securities or (ii) interests in any Person that holds the subject assets or Securities such that such Person is no longer a Qualified Affiliate of the transferor, in each case, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

     "TRANSFER AGENT" shall have the meaning set forth in Section 6.1(b) hereof.

     "TRIGGER DATE" shall have the meaning set forth in Section 5.1(d) hereof.

     "TRIGGERING DEFAULT" shall mean the intentional and systematic breach by a holder of Class B Common Stock or any of its Affiliates (a "BREACHING PARTY") of any obligation under (i)

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Sections 2.1(a) or 2.1(b) of the Charter Associate Agreement or any analogous sections of any other commercial agreement with the Corporation or its Subsidiaries whereby such holder of Class B Common Stock or its Air
Affiliate agreed to provide the Corporation with published fare and inventory information for air transportation for inclusion and sale on the Corporation's Internet site, or (ii) Section 8 of the Stockholders Agreement, if such breach is not cured within forty-five (45) days following written notice by the Board of Directors to such holder at its address specified in the Corporation's stock ledger, identifying such breach, and following such 45th day (but in no event more than thirty (30) days after such 45th day), the Board of Directors determines that such breach has not been cured. For purposes of this definition, "cured" shall mean, in the case of clause (i) above, the discontinuation by the Breaching Party of the actions or practice resulting in the noticed breach of its obligations under Sections 2.1(a) and 2.1(b) of the Charter Associate Agreement, and, in the case of clause (ii) above, cured in accordance with
Section 8 of the Stockholders Agreement.

     "TRIGGERING EVENT" shall have the meaning set forth in Section 5.1(d) hereof.

     "UNANIMOUS CLASS B APPROVAL" shall mean the approval of the holders of each series of Class B Common Stock that then has shares outstanding. An approval of each such series shall be obtained by the holders of eighty-five percent (85%) of the issued and outstanding shares of such series.

     "UNANIMOUS QUALIFIED CLASS B APPROVAL" shall mean the approval of the holders of each series of Class B Common Stock that then has shares outstanding the Voting Power of which is determined in accordance with Section 5.1(c) hereof. An approval of each such series shall be obtained by the holders of a majority of the issued and outstanding shares of such series.

     "UNBIASED MANNER" shall mean the display of Airline Information in an integrated display, with the order of information in such integrated display determined on the basis of service criteria that do not reflect airline carrier identity and that are consistently applied to all airline carriers and to all markets and, for the avoidance of doubt, such order of information shall not be determined on the basis of any incentive payments or arrangements, commissions, fees or other consideration received directly or indirectly by or on behalf of the Corporation or its Controlled Affiliates; PROVIDED, HOWEVER, that such order of information may take into account a reduction to the service fee charged by the Corporation or its Controlled Affiliates to Customers purchasing an airline travel product (the "SERVICE FEE REDUCTION") if the Service Fee Reduction is paid or otherwise funded by such airline (the "AIRLINE SPONSOR") pursuant to an agreement between the Airline Sponsor and the Corporation or its Controlled Affiliates so long as
(a) the Airline Sponsor reimburses the Corporation or its Controlled Affiliates for the full cost of the Service Fee Reduction; (b) all other airline carriers have the same opportunity to provide the Service Fee Reduction to their

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respective Customers; (c) in the air display, the Corporation or its
Controlled Affiliates notifies the Customer that the total fare displayed reflects the Service Fee Reduction; and (d) Service Fee Reductions are not eligible for credit toward the Airline Sponsor's marketing support obligations as defined in the respective Charter Associate Agreement or successor commercial agreement with the Corporation or any Controlled Affiliate.

     "VOTING POWER" shall mean the power to direct, directly or indirectly (by contract, arrangement or understanding), the vote of a Security.

     "VOTING SECURITIES" shall mean, with respect to a Person, all Securities of such Person then outstanding and normally entitled to vote in the election of directors or members of a similar governing body (irrespective of whether or not at the time stock of any other class or classes shall have or might have Voting Power by reason of the happening of any contingency).

     "WORLDSPAN" shall have the meaning set forth in Section 8.2(d)(iii).

     "WORLDSPAN AGREEMENT" shall have the meaning set forth in Section 8.2(d)(iii).

     7. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation and consented to in writing and authorized by the holders of the issued and outstanding stock entitled to vote thereon.

     8. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, Orbitz, Inc. has caused this Amended and Restated
Certificate of Incorporation to be executed by the following authorized officer of said corporation on this ___ day of ________, 2003.


                                        ORBITZ, INC., a Delaware corporation

                                        ------------------------------------
                                        Gary R. Doernhoefer
                                        Secretary

                                       S-1